NEWS RELEASE

Coeur Reports Second Quarter 2014 Results
Cash flow from operating activities increased by $40 million; Rochester cash flow and production growth accelerates; Full-year cost guidance reduced
Chicago, Illinois - August 6, 2014 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) reported second quarter 2014 revenue of $164.6 million, adjusted net loss1 of $31.6 million, and cash flow from operating activities of $30.5 million, the highest level in a year. The Company realized average metal prices of $19.60 per silver ounce and $1,277 per gold ounce during the quarter, which were 3% lower and roughly flat, respectively, compared to the first quarter of 2014.
The Company is reducing its full-year costs applicable to sales1 guidance range from $500 - $530 million to $490 - $510 million due to its successful ongoing cost reduction initiatives. Coeur is narrowing its 2014 production guidance to 17.0 - 18.0 million silver ounces and 225,000 - 240,000 gold ounces and is maintaining its full-year guidance for exploration ($23 - $28 million including capitalized drilling), general and administrative expenses ($43 - $48 million), amortization ($190 million), and capital expenditures ($65 - $80 million).

Second Quarter Highlights

•	Silver production totaled 4.5 million ounces, a 10% increase compared to the first quarter

•	Gold production totaled 61,025 ounces, a 4% increase compared to the first quarter

•
Rochester produced 1.7 million silver equivalent ounces[1], a 34% increase compared to the first quarter. Cash flow from operating activities of $4.3 million at Rochester in the second quarter is expected to increase during the second half of 2014 as production levels continue to rise

•	Cash flow from operating activities was $30.5 million in the second quarter, compared to $(9.6) million in the first quarter

•	Mine-level free cash flow[2] of $22.5 million increased from $(4.4) million in the first quarter, reaching the highest level in a year

•	Costs applicable to sales at Coeur's primary silver mines increased 8% from the first quarter but declined 4% from last year's second quarter to $14.31 per silver equivalent ounce[1]

•	All-in sustaining costs per silver equivalent ounce[1] increased 4% from the first quarter but declined 6% from last year's second quarter to $19.89

•	General and administrative expenses were $9.4 million in the second quarter, down 32% from the first quarter

•	Net loss was $43.1 million, or $0.42 per share

•	Adjusted net loss[1] was $31.6 million, or $0.31 per share

•	Cash, cash equivalents, and short-term investments totaled $316.8 million at June 30, 2014, nearly unchanged from the first quarter

•
Coeur announced a re-scoping of its Palmarejo mine, including plans to complete development of the Guadalupe underground mine at Palmarejo and terms for a new gold stream agreement with Franco-Nevada, which is expected to significantly improve the mine's cash flow profile

“Our second quarter results demonstrate improved or consistent performance across our portfolio. Our costs are tracking below initial expectations as we make further progress increasing the efficiency of our operations,” said Mitchell J. Krebs, Coeur's President and Chief Executive Officer.
“In recent weeks, we made important decisions regarding the long-term plan for our Palmarejo mine and La Preciosa silver-gold project in Mexico. Our re-scoped mine plan for Palmarejo and deferral of mine construction at La Preciosa demonstrate our commitment to disciplined capital deployment with the intent to maximize free cash flow and stockholder returns.”
Financial Highlights (Unaudited)

(Amounts in millions, except per share amounts, average realized prices, gold ounces produced & sold, and per-ounce metrics)	2Q 2014	1Q 2014	Quarter Variance	4Q 2013	3Q 2013	2Q 2013
Revenue	$164.6	$159.6	3%	$168.8	$200.8	$204.5
Costs Applicable to Sales[1]	$118.7	$106.9	11%	$101.4	$131.8	$142.4
Net Income (Loss)	$(43.1)	$(37.2)	(16%)	$(581.5)	$(46.3)	$(35.0)
Earnings Per Share	$(0.42)	$(0.36)	(17%)	$(5.77)	$(0.46)	$(0.35)
Adjusted Net Income (Loss)[1]	$(31.6)	$(19.5)	(62%)	$(17.0)	$(29.3)	$(29.8)
Adjusted Net Income (Loss)[1] Per Share	$(0.31)	$(0.19)	(63%)	$(0.17)	$(0.29)	$(0.30)
Weighted Average Shares	102.4	102.4	—%	100.7	100.8	99.8
Cash Flow From Operating Activities	$30.5	$(9.6)	418%	$10.4	$26.8	$63.3
Capital Expenditures	$15.4	$11.9	29%	$28.1	$32.7	$27.2
Cash, Cash Equivalents & Short-Term Investments	$316.8	$318.6	(1%)	$206.7	$211.4	$249.5
Total Debt[3]	$480.1	$464.2	3%	$308.6	$310.2	$312.1
Average Realized Price Per Ounce - Silver	$19.60	$20.28	(3%)	$20.50	$21.11	$22.73
Average Realized Price Per Ounce - Gold	$1,277	$1,279	—%	$1,206	$1,300	$1,356
Silver Ounces Produced	4.5	4.1	10%	4.3	4.2	4.6
Gold Ounces Produced	61,025	58,836	4%	79,845	63,040	60,178
Silver Equivalent Ounces Produced[1]	8.1	7.6	7%	9.1	8.0	8.2
Silver Ounces Sold	4.6	3.9	19%	4.0	4.9	5.2
Gold Ounces Sold	57,751	62,578	(8%)	72,215	75,677	63,523
Silver Equivalent Ounces Sold[1]	8.1	7.6	7%	8.3	9.4	9.0
Costs Applicable to Sales per Silver Equivalent Oz1	$14.31	$13.22	8%	$12.49	$13.82	$14.88
All-in Sustaining Costs per Silver Equivalent Oz1	$19.89	$19.09	4%	$17.94	$19.97	$21.22

Financial Results
Second quarter revenue increased by $5.0 million, or 3%, compared to the first quarter to $164.6 million due to an increase in silver ounces sold, partially offset by fewer gold ounces sold and lower average realized silver and gold prices. The Company sold 4.6 million ounces of silver and 57,751 ounces of gold, compared to sales of 3.9 million ounces of silver and 62,578 ounces of gold in the first quarter. The Company realized average silver and gold prices of $19.60 per ounce and $1,277 per ounce, respectively, compared with realized average prices of $20.28 per ounce and $1,279 per ounce, respectively. Silver contributed 55% of metal sales and gold contributed 45% during the second quarter.
General and administrative expenses were $9.4 million in the second quarter, down 32% from the first quarter. Cash flow from operating activities was $30.5 million in the second quarter, compared to $(9.6) million in the first quarter. Capital expenditures of $15.4 million were 29% higher than the first quarter but 43% below the second quarter of 2013 and continue to track significantly below 2013 levels. Capital expenditures for the first half of the year were mainly for underground development at Palmarejo and Kensington, plant improvements at San Bartolomé, and resource definition at Rochester. In the second half of 2014, underground development at Guadalupe and Kensington and construction of the tailings dam at San Bartolomé are expected to comprise the majority of Coeur's capital spending.
Coeur's adjusted net loss1 was $31.6 million, or $0.31 per share, in the second quarter 2014, compared with an adjusted net loss1 of $19.5 million, or $0.19 per share, in the first quarter. The second quarter adjusted net loss1 excludes a $6.5 million negative fair value adjustment, $2.3 million in stock-based compensation, and a $1.7 million accretion of the Palmarejo royalty obligation. Fair value adjustments are primarily driven by changes to gold and silver prices, which adjust the estimated future liabilities for the Palmarejo gold production royalty and the Rochester 3.4% net smelter returns royalty. The Company realized a net loss of $43.1 million or $0.42 per share, in the second quarter 2014.
Downside Price Protection
The Company extended its downside metal price protection program during the second quarter, using put spreads to protect 25% - 40% of expected future production against a sharp decrease in metal prices while selling intra-quarter, out-of-the-money call options when appropriate to offset the net cost of the put spreads. Put spreads through the end of 2014 cover 1.25 million ounces of expected quarterly silver production and 25,000 ounces of expected quarterly gold production. Put spreads in the first quarter of 2015 cover 1.25 million ounces of expected silver production and 24,000 ounces of expected gold production. All put options purchased have a strike price of $18/ounce and $1,200/ounce for silver and gold, respectively. All put options sold have a strike price of $16/ounce and $1,050/ounce for silver and gold, respectively.

Operations
Highlights of the second quarter 2014 results for each of the Company's mining operations are provided below.
Palmarejo, Mexico

(Dollars in millions, expect per ounce amounts)	2Q 2014	1Q 2014	4Q 2013	3Q 2013	2Q 2013
Underground Operations:
Tons mined	177,359	209,854	237,384	219,909	183,267
Average silver grade (oz/t)	6.15	5.95	6.00	4.73	4.59
Average gold grade (oz/t)	0.11	0.11	0.14	0.11	0.11
Surface Operations:
Tons mined	320,583	358,222	361,493	385,379	363,758
Average silver grade (oz/t)	3.72	3.50	3.49	3.49	4.95
Average gold grade (oz/t)	0.03	0.03	0.03	0.03	0.04
Processing:
Total tons milled	534,718	571,345	595,803	583,365	570,322
Average recovery rate – Ag	75.6%	73.3%	74.5%	81.8%	76.5%
Average recovery rate – Au	78.9%	78.0%	80.6%	87.6%	81.2%
Silver ounces produced (000's)	1,761	1,820	1,994	1,918	2,045
Gold ounces produced	23,706	25,216	35,486	29,893	28,191
Silver equivalent ounces produced[1]	3,183	3,333	4,123	3,711	3,736
Silver ounces sold (000's)	1,983	1,677	1,768	2,592	2,007
Gold ounces sold	25,753	26,422	31,360	38,385	28,025
Revenues	$72.4	$68.0	$75.9	$104.5	$86.2
Costs applicable to sales[1]	$49.6	$43.6	$39.9	$66.8	$55.2
Costs applicable to sales per silver equivalent ounce[1]	$14.04	$13.36	$10.90	$13.66	$14.97
Exploration expense	$1.6	$1.0	$1.1	$0.9	$3.2
Cash flow from operating activities	$27.4	$10.2	$16.6	$50.8	$37.2
Sustaining capital expenditures	$5.3	$3.7	$4.6	$7.1	$5.4
Development capital expenditures	$0.3	$—	$4.3	$3.2	$3.8
Total capital expenditures	$5.6	$3.7	$8.9	$10.3	$9.2
Free cash flow (before royalties)	$21.8	$6.5	$7.7	$40.5	$28.0
Royalties paid (credited)	$12.3	$14.7	$13.5	$12.6	$15.5
Free cash flow[2]	$9.5	$(8.2)	$(5.8)	$27.9	$12.5

•
On July 20, Coeur announced a re-scoped mine plan for Palmarejo, reflecting the mining of a portion of current mineral reserves and a portion of high-grade inferred material located at the Guadalupe deposit. The mine plan provided the expected long-term operational and financial profile of the mine, which included the anticipated economics of the Guadalupe development plan and new gold stream agreement with Franco-Nevada, which were both announced on June 23

•
The re-scoped mine plan forecasts lower throughput for 2014 - 2021 but at higher grades, higher recovery rates, and lower unit costs than achieved in recent quarters as Coeur transitions the mine to a higher-margin, underground operation. Coeur plans to update the mine plan at year end to incorporate drilling results from the second half of 2013 and first half of 2014

•	Cash flow from operating activities of $27.4 million in the second quarter was significantly higher than $10.2 million in the first quarter mainly due to higher ounces sold and lower working capital

•	Capital expenditures of $5.6 million in the second quarter were up from $3.7 million in the first quarter but continue to track meaningfully below 2013 levels

•
Coeur expects higher recovery rates and proportionally fewer open-pit tons mined in the second half of 2014. In line with the re-scoped mine plan, total production at Palmarejo in 2014 is expected to be 6.7 - 7.0 million ounces of silver and 84,000 - 90,000 ounces of gold

Rochester, Nevada

(Dollars in millions, expect per ounce amounts)	2Q 2014	1Q 2014	4Q 2013	3Q 2013	2Q 2013
Ore tons placed	3,329,582	3,640,861	4,569,588	2,678,906	2,457,423
Average silver grade (oz/t)	0.58	0.59	0.57	0.53	0.58
Average gold grade (oz/t)	0.003	0.003	0.002	0.003	0.003
Silver ounces produced (000's)	1,112	750	712	595	844
Gold ounces produced	9,230	8,192	7,890	4,824	9,404
Silver equivalent ounces produced[1]	1,666	1,242	1,186	885	1,408
Silver ounces sold (000's)	1,006	695	621	741	851
Gold ounces sold	8,970	7,770	6,323	6,539	10,925
Revenues	$31.2	$24.2	$20.6	$24.3	$34.9
Costs applicable to sales[1]	$24.4	$14.7	$16.6	$17.9	$22.5
Costs applicable to sales per silver equivalent ounce[1]	$15.79	$12.67	$16.63	$15.83	$14.95
Exploration expense	$0.7	$1.2	$1.0	$0.6	$0.5
Cash flow from operating activities	$4.3	$(9.0)	$(9.7)	$(3.6)	$(3.4)
Sustaining capital expenditures	$3.9	$1.0	$7.2	$12.3	$6.6
Development capital expenditures	$0.1	$—	$—	$—	$—
Total capital expenditures	$4.0	$1.0	$7.2	$12.3	$6.6
Free cash flow[2]	$0.3	$(10.0)	$(16.9)	$(15.9)	$(10.0)

•	Production of 1.1 million ounces of silver and 9,230 ounces of gold in the second quarter increased 48% and 13%, respectively, compared to the first quarter and reached the highest level since 2007

•
Second quarter costs applicable to sales per silver equivalent ounce[1] were $15.79, higher than $12.67 in the first quarter due to higher crushing, royalty, and leaching costs. The Company expects costs applicable to sales per silver equivalent ounce[1] in the second half of 2014 to be in line with the first half

•
Cash flow from operating activities of $4.3 million reached the highest level in more than a year and revenue increased 29% from the first quarter as the ramp up in production from the Stage III leach pad has accelerated

•	Capital expenditures were $4.0 million during the second quarter, tracking significantly below year-ago levels

•
Rochester received a favorable ruling regarding an appeal of Rochester’s Plan of Operations Amendment (“POA”) 8, an expansion project that had been approved by the Bureau of Land Management in 2010. This decision comes just days after the Notice of Intent for Rochester's POA 10 was published in the Federal Register. POA 10 includes plans for an expansion of the Stage IV heap leach pad and construction of the Stage V leach pad, which together are expected to add approximately 120 million tons of pad capacity. Permits for POA 10 are expected to be received during the second half of 2016

San Bartolomé, Bolivia

(Dollars in millions, expect per ounce amounts)	2Q 2014	1Q 2014	4Q 2013	3Q 2013	2Q 2013
Tons milled	437,975	385,375	451,660	428,884	424,310
Average silver grade (oz/t)	3.87	3.88	3.79	3.89	3.98
Average recovery rate	87.5%	90.5%	87.6%	91.5%	90.3%
Silver ounces produced (000's)	1,481	1,355	1,499	1,528	1,523
Silver ounces sold (000's)	1,494	1,357	1,485	1,334	2,151
Revenues	$29.1	$27.6	$30.6	$28.8	$49.2
Costs applicable to sales[1]	$20.7	$18.9	$20.6	$17.7	$32.8
Costs applicable to sales per silver equivalent ounce[1]	$13.85	$13.93	$13.91	$13.25	$15.26
Exploration expense	$0.1	$—	$—	$—	$—
Cash flow from operating activities	$18.9	$4.5	$8.9	$7.6	$32.8
Sustaining capital expenditures	$1.7	$1.4	$1.8	$3.0	$1.4
Development capital expenditures	$—	$—	$2.0	$1.2	$1.8
Total capital expenditures	$1.7	$1.4	$3.8	$4.2	$3.2
Free cash flow[2]	$17.2	$3.1	$5.1	$3.4	$29.6

•	Silver production of approximately 1.5 million ounces was 9% higher than the first quarter due to increased throughput

•	Cash flow from operating activities of $18.9 million reached its highest level in a year

•	Stable production, grades, and costs are expected for the remainder of 2014
Kensington, Alaska

(Dollars in millions, expect per ounce amounts)	2Q 2014	1Q 2014	4Q 2013	3Q 2013	2Q 2013
Tons milled	163,749	159,697	149,246	147,427	127,987
Average gold grade (oz/t)	0.18	0.17	0.26	0.20	0.18
Average recovery rate	94.5%	94.5%	93.6%	94.1%	95.8%
Gold ounces produced	28,089	25,428	36,469	28,323	22,583
Gold ounces sold	23,028	28,386	34,533	30,752	24,573
Revenues	$29.0	$36.1	$39.7	$38.9	$30.9
Costs applicable to sales[1]	$23.2	$28.5	$23.4	$27.5	$30.2
Costs applicable to sales per gold ounce[1]	$1,008	$1,005	$677	$894	$1,227
Exploration expense	$1.6	$1.0	$1.5	$1.5	$0.6
Cash flow from operating activities	$(0.6)	$13.9	$11.3	$1.9	$7.6
Sustaining capital expenditures	$4.0	$4.7	$5.7	$4.9	$7.4
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$4.0	$4.7	$5.7	$4.9	$7.4
Free cash flow[2]	$(4.6)	$9.2	$5.6	$(3.0)	$0.2

•
Gold production increased 10% compared to the first quarter due to higher grades and milling rates. Gold grades are expected to be slightly above the second quarter for the remainder of the year due to the mining of high-grade stopes from the main section of the mine and from the high-grade Raven deposit

•	Costs applicable to sales per gold ounce[1] were $1,008 during the second quarter, nearly unchanged from the first quarter, and are expected to decline in the second half of 2014 due to higher grades

•	Cash flow from operating activities of $(0.6) million was below the $13.9 million generated in the first quarter due to timing of concentrate shipments

Endeavor, Australia

(Dollars in millions, expect per ounce amounts)	2Q 2014	1Q 2014	4Q 2013	3Q 2013	2Q 2013
Tons milled	185,538	193,219	200,843	197,237	198,517
Average silver grade (oz/t)	1.41	1.65	1.37	1.71	2.73
Average recovery rate	42.4%	45.9%	42.0%	42.1%	37.0%
Silver ounces produced (000's)	111	147	115	142	200
Silver ounces sold (000's)	106	147	113	186	198
Revenues	$2.0	$2.9	$2.1	$4.3	$3.5
Costs applicable to sales[1]	$0.8	$1.2	$0.9	$1.9	$1.7
Costs applicable to sales per silver equivalent ounce[1]	$7.94	$8.05	$8.32	$10.09	$8.49
Cash flow from operating activities	$0.1	$1.5	$0.9	$1.3	$1.2
Free cash flow[2]	$0.1	$1.5	$0.9	$1.3	$1.2

•	Silver production decreased 24% from the first quarter due to lower tons milled, grades, and recovery rates

•	Costs applicable to sales per silver equivalent ounce declined to $7.94

•	Coeur owns all silver production and reserves at Endeavor up to a total of 20.0 million payable ounces. At June 30, 2014, the Company has received 5.1 million ounces
Exploration
Costs associated with exploration activities for the second quarter 2014 were $5.2 million (expensed) for discovery of new silver and gold mineralization and $3.9 million (capitalized) for definition and expansion of mineralized material, for a total of $9.1 million. Coeur's exploration program used ten drill rigs during the second quarter: four drills at Palmarejo, four at Kensington, and two at Rochester. This work resulted in completion of over 165,146 feet (50,335 meters) of combined core and reverse circulation drilling.
2014 Production Outlook
Coeur's 2014 total silver and gold production guidance is shown below. The Company has slightly narrowed the range, with higher than planned gold production from Rochester expected to offset lower gold production from Palmarejo, in line with Coeur's re-scoped mine plan and strategy to transition the mine to a higher-margin, lower tonnage operation.

(silver and silver equivalent ounces in thousands)	Silver	Gold	Silver Equivalent[1]
Palmarejo, Mexico	6,700 - 7,000	84,000 - 90,000	11,740 - 12,400
San Bartolomé, Bolivia	5,700 - 6,000	—	5,700 - 6,000
Rochester, Nevada	4,100 - 4,400	34,000 - 38,000	6,140 - 6,680
Endeavor, Australia	500 - 600	—	500 - 600
Kensington, Alaska	—	107,000 - 112,000	6,420 - 6,720
Total	17,000 - 18,000	225,000 - 240,000	30,500 - 32,400

Conference Call Information
Coeur will conduct a conference call and webcast at www.coeur.com to discuss the Company's second quarter results on August 7, 2014 at 11:00 a.m. Eastern time.
Dial-In Numbers:    (877) 768-0708 (U.S. and Canada)
(660) 422-4718 (International)
Conference ID:    716 78 100

A replay of the call will be available on Coeur's website through August 21, 2014.
Replay Numbers:    (855) 859-2056 (U.S. and Canada)
(404) 537-3406 (International)

Conference ID:    716 78 100

About Coeur
Coeur Mining is the largest U.S.-based primary silver producer and a significant gold producer with four precious metals mines in the Americas employing nearly 2,000 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to net smelter royalties on the Cerro Bayo mine in Chile, the El Gallo complex in Mexico, and the Zaruma mine in Ecuador. In addition, the Company has two silver-gold feasibility stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in several silver and gold development companies with projects in North and South America.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated production, costs, capital and exploration expenditures, amortization, exploration and development efforts, the longer-term operational and financial profile of Palmarejo, the new gold stream agreement with Franco-Nevada, recovery rates, grades, throughput, margins, permits, leach pad capacity, and initiatives to increase efficiency, minimize exposure to declining metal prices, and maximize free cash flow and returns. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of access to any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
W. David Tyler, Coeur's Vice President, Technical Services and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. Mineral resources are in addition to mineral reserves and do not have demonstrated economic viability. Inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be considered for estimation of mineral reserves, and there is no certainty that the inferred mineral resources will be realized. Insofar as the re-scoped Palmarejo mine plan referenced herein is a preliminary economic assessment that is based, in part, on inferred mineral resources, the re-scoped mine plan does not have as high a level of certainty as would a plan that was based solely on proven and probable reserves. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com and the new Technical Report for the La Preciosa feasibility study to be filed on www.sedar.com no later than September 14, 2014.
Cautionary Note to U.S. Investors
The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We may use certain terms in public disclosures, such as "measured," "indicated," "inferred” and “resources," that are recognized by Canadian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC's website at http://www.sec.gov.
Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including adjusted net income (loss), costs applicable to sales per silver equivalent ounce, and all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe adjusted net income (loss), costs applicable to sales per silver equivalent ounce, and all-in sustaining costs are important measures in assessing the Company's overall financial performance.
Notes
1. Adjusted net income (loss), all-in sustaining costs, and costs applicable to sales per silver equivalent ounce are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Silver equivalence calculated using a 60:1 silver to gold ratio.
2. Free cash flow is defined as cash flow from operating activities less capital expenditures and royalty payments. Mine-level free cash flow is the sum of free cash flow generated by Palmarejo, Rochester, San Bartolomé, Kensington, and Endeavor.
3. Includes capital leases. Net of debt discount.

For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 489-5819
Donna Mirandola, Director, Corporate Communications
(312) 489-5842
www.coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(In thousands, except share data)
Revenue	$164,562	$204,525	$324,195	$376,322
COSTS AND EXPENSES
Costs applicable to sales	118,687	142,386	225,583	230,444
Amortization	41,422	56,894	81,849	106,589
General and administrative	9,398	15,026	23,294	25,253
Exploration	5,153	6,774	9,370	13,615
Litigation settlement	—	32,046	—	32,046
Pre-development, reclamation, and other	8,760	1,817	15,775	7,163
Total costs and expenses	183,420	254,943	355,871	415,110
OTHER INCOME (EXPENSE), NET
Fair value adjustments, net	(8,282)	66,754	(19,717)	84,550
Impairment of marketable securities	(934)	(17,192)	(3,522)	(17,227)
Interest income and other, net	(116)	419	(2,100)	4,275
Interest expense, net of capitalized interest	(12,310)	(10,930)	(25,365)	(20,662)
Total other income (expense), net	(21,642)	39,051	(50,704)	50,936
Income (loss) before income and mining taxes	(40,500)	(11,367)	(82,380)	12,148
Income and mining tax (expense) benefit	(2,621)	(23,673)	2,068	(34,918)
NET INCOME (LOSS)	$(43,121)	$(35,040)	$(80,312)	$(22,770)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized loss on marketable securities, net of tax of $487 and $253 for the three and six months ended June 30, 2014, respectively	(773)	(7,491)	(401)	(11,057)
Reclassification adjustments for impairment of marketable securities, net of tax of $(362) and $(1,363) for the three and six months ended June 30, 2014, respectively	572	17,192	2,159	17,227
Reclassification adjustments for realized loss on sale of marketable securities, net of tax of $(10) for the three and six months ended June 30, 2014, respectively	17	—	17	—
Other comprehensive income (loss)	(184)	9,701	1,775	6,170
COMPREHENSIVE INCOME (LOSS)	$(43,305)	$(25,339)	$(78,537)	$(16,600)

NET INCOME (LOSS) PER SHARE
Basic	$(0.42)	$(0.35)	$(0.78)	$(0.24)

Diluted	$(0.42)	$(0.35)	$(0.78)	$(0.24)

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(43,121)	$(35,040)	$(80,312)	(22,770)
Adjustments:
Amortization	41,422	56,896	81,849	106,589
Accretion	4,502	5,380	9,093	10,840
Deferred income taxes	(3,844)	12,123	(15,705)	19,548
Loss on termination of revolving credit facility	—	—	3,035	—
Fair value adjustments, net	8,288	(65,754)	18,845	(81,795)
Litigation settlement	—	22,046	—	22,046
Stock-based compensation	2,385	1,617	4,950	2,713
(Gain) loss on sale of assets	(48)	(264)	222	(1,132)
Impairment of marketable securities	934	17,192	3,522	17,227
Other	(12)	234	(219)	(112)
Changes in operating assets and liabilities:
Receivables	4,921	4,401	10,544	8,647
Prepaid expenses and other current assets	3,551	2,930	(4,558)	411
Inventory and ore on leach pads	(1,606)	31,483	(15,519)	10,990
Accounts payable and accrued liabilities	13,118	10,094	5,117	(16,930)
CASH PROVIDED BY OPERATING ACTIVITIES	30,490	63,338	20,864	76,272
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(15,356)	(27,201)	(27,292)	(40,028)
Acquisitions	(2,250)	(101,648)	(2,250)	(113,214)
Purchase of short-term investments and marketable securities	(2,139)	(683)	(48,360)	(5,332)
Sales and maturities of short-term investments	800	1,522	890	6,344
Other	12	254	(13)	1,209
CASH USED IN INVESTING ACTIVITIES	(18,933)	(127,756)	(77,025)	(151,021)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes and bank borrowings	—	—	153,000	300,000
Payments on long-term debt, capital leases, and associated costs	(2,851)	(1,857)	(6,962)	(57,197)
Gold production royalty payments	(12,345)	(15,480)	(27,028)	(30,929)
Share repurchases	—	—	—	(12,557)
Other	(160)	(25)	(406)	(477)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(15,356)	(17,362)	118,604	198,840
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,799)	(81,780)	62,443	124,091
Cash and cash equivalents at beginning of period	272,932	331,311	206,690	125,440
Cash and cash equivalents at end of period	$269,133	$249,531	$269,133	$249,531

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30, 2014	December 31, 2013
ASSETS	(In thousands, except share data)
CURRENT ASSETS
Cash and cash equivalents	$269,133	$206,690
Investments	47,642	—
Receivables	68,693	81,074
Ore on leach pads	44,964	50,495
Inventory	137,644	132,023
Deferred tax assets	35,079	35,008
Prepaid expenses and other	23,593	25,940
	626,748	531,230
NON-CURRENT ASSETS
Property, plant and equipment, net	482,787	486,273
Mining properties, net	1,728,667	1,751,501
Ore on leach pads	46,956	31,528
Restricted assets	7,510	7,014
Marketable securities	13,761	14,521
Receivables	38,424	36,574
Debt issuance costs, net	11,031	10,812
Deferred tax assets	808	1,189
Other	10,830	15,336
TOTAL ASSETS	$2,967,522	$2,885,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$49,651	$53,847
Accrued liabilities and other	40,632	38,266
Debt	11,565	2,505
Royalty obligations	51,087	48,019
Reclamation	752	913
Deferred tax liabilities	1,858	1,011
	155,545	144,561
NON-CURRENT LIABILITIES
Debt	468,570	306,130
Royalty obligations	58,505	65,142
Reclamation	59,757	57,515
Deferred tax liabilities	540,232	556,246
Other long-term liabilities	28,280	25,817
	1,155,344	1,010,850
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 150,000,000 shares, issued and outstanding 103,485,960 at June 30, 2014 and 102,843,003 at December 31, 2013	1,034	1,028
Additional paid-in capital	2,785,761	2,781,164
Accumulated other comprehensive income (loss)	(3,131)	(4,906)
Accumulated deficit	(1,127,031)	(1,046,719)
	1,656,633	1,730,567
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,967,522	$2,885,978

Adjusted Net Income Reconciliation

(Dollars in thousands except per share amounts)	2Q 2014	1Q 2014	4Q 2013	3Q 2013	2Q 2013
Net income (loss)	$(43,121)	$(37,191)	$(581,528)	$(46,265)	$(35,040)
Fair value adjustments, net	6,498	7,827	(11,289)	13,717	(48,434)
Stock-based compensation	2,299	2,453	1,034	358	1,554
Impairment of marketable securities	934	2,588	211	870	17,192
Accretion of royalty obligation	1,789	1,821	2,974	2,022	2,897
Write-downs	—	—	580,365	—	—
Litigation settlement	—	—	—	—	32,046
Gain on sale of building	—	—	(1,200)	—	—
Gain on commutation of reclamation bonding arrangements	—	—	(7,609)	—	—
Loss on revolver termination	—	3,035	—	—	—
Adjusted net income (loss)	$(31,601)	$(19,467)	$(17,042)	$(29,298)	$(29,785)

Adjusted net income (loss) per share	$(0.31)	$(0.19)	$(0.17)	$(0.29)	$(0.30)

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended June 30, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$67,595	$25,550	$29,406	$1,701	$124,252	$34,784	$159,036
Amortization	18,044	4,855	5,025	859	28,783	11,566	40,349
Costs applicable to sales	$49,551	$20,695	$24,381	$842	$95,469	$23,218	$118,687
Silver equivalent ounces sold	3,528,219	1,494,100	1,544,456	106,126	6,672,901
Gold ounces sold						23,028
Costs applicable to sales per ounce	$14.04	$13.85	$15.79	$7.94	$14.31	$1,008

Treatment and refining costs							963
Sustaining capital							17,617
General and administrative							9,398
Exploration							5,153
Reclamation							1,964
Project/pre-development costs							6,388
All-in sustaining costs							$160,170
Silver equivalent ounces sold							6,672,901
Kensington silver equivalent ounces sold							1,381,680
Consolidated silver equivalent ounces sold							8,054,581
All-in sustaining costs per silver equivalent ounce							$19.89

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended March 31, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$62,233	$23,358	$19,159	$2,135	$106,885	$39,240	$146,125
Amortization	18,659	4,457	4,451	953	28,520	10,709	39,229
Costs applicable to sales	$43,574	$18,901	$14,708	$1,182	$78,365	$28,531	$106,896
Silver equivalent ounces sold	3,261,982	1,357,307	1,160,829	146,842	5,926,960
Gold ounces sold						28,386
Costs applicable to sales per ounce	$13.36	$13.93	$12.67	$8.05	$13.22	$1,005
Treatment and refining costs							1,561
Sustaining capital							12,851
General and administrative							13,896
Exploration							4,217
Reclamation							1,914
Project/pre-development costs							4,325
All-in sustaining costs							$145,660
Silver equivalent ounces sold							5,926,960
Kensington silver equivalent ounces sold							1,703,160
Consolidated silver equivalent ounces sold							7,630,120
All-in sustaining costs per silver equivalent ounce							$19.09

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended December 31, 2013

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$75,690	$25,513	$19,167	$1,741	$122,111	$41,590	$163,701
Amortization	35,894	4,851	2,529	801	44,075	18,218	62,293
Costs applicable to sales	$39,796	$20,662	$16,638	$940	$78,036	$23,372	$101,408
Silver equivalent ounces sold	3,649,557	1,485,217	1,000,568	112,965	6,248,307
Gold ounces sold						34,533
Costs applicable to sales per ounce	$10.90	$13.91	$16.63	$8.32	$12.49	$677
Treatment and refining costs							2,494
Sustaining capital							23,278
General and administrative							13,851
Exploration							5,440
Reclamation							938
Project/pre-development costs							1,822
All-in sustaining costs							$149,231
Silver equivalent ounces sold							6,248,307
Kensington silver equivalent ounces sold							2,071,980
Consolidated silver equivalent ounces sold							8,320,287
All-in sustaining costs per silver equivalent ounce							$17.94

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended September 30, 2013

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$100,314	$22,460	$20,458	$2,765	$145,997	$45,571	$191,568
Amortization	33,475	4,788	2,519	894	41,676	18,086	59,762
Costs applicable to sales	$66,839	$17,672	$17,939	$1,871	$104,321	$27,485	$131,806
Silver equivalent ounces sold	4,894,600	1,334,066	1,133,525	185,505	7,547,696
Gold ounces sold						30,752
Costs applicable to sales per ounce	$13.66	$13.25	$15.83	$10.09	$13.82	$894
Treatment and refining costs							1,880
Sustaining capital							29,802
General and administrative							16,240
Exploration							3,305
Reclamation							968
Project/pre-development costs							3,546
All-in sustaining costs							$187,547
Silver equivalent ounces sold							7,547,696
Kensington silver equivalent ounces sold							1,845,120
Consolidated silver equivalent ounces sold							9,392,816
All-in sustaining costs per silver equivalent ounce							$19.97

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended June 30, 2013

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$90,602	$37,639	$24,505	$2,907	$155,653	$43,313	$198,966
Amortization	35,384	4,824	1,989	1,224	43,421	13,159	56,580
Costs applicable to sales	$55,218	$32,815	$22,516	$1,683	$112,232	$30,154	$142,386
Silver equivalent ounces sold	3,688,500	2,151,000	1,506,508	198,269	7,544,277
Gold ounces sold						24,573
Costs applicable to sales per ounce	$14.97	$15.26	$14.95	$8.49	$14.88	$1,227

Treatment and refining costs							2,742
Sustaining capital							22,776
General and administrative							15,026
Exploration							6,774
Reclamation							936
Project/pre-development costs							701
All-in sustaining costs							$191,341
Silver equivalent ounces sold							7,544,277
Kensington silver equivalent ounces sold							1,474,380
Consolidated silver equivalent ounces sold							9,018,657
All-in sustaining costs per silver equivalent ounce							$21.22